Exhibit 99.1
Investor Relations Contact:
Ed McGregor
Sigma Designs, Inc.
Tel: (646) 259-2999
IR@sigmadesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FIRST QUARTER
FISCAL 2013 RESULTS

MILPITAS, CA., MAY 23, 2012 — Sigma Designs®, Inc. (NASDAQ: SIGM), a leader in connected media platforms, today reported financial results and business highlights for its first fiscal quarter ended April 28, 2012.

Net revenue for the first quarter of fiscal 2013 was $40.3 million, up $4.7 million, or 13%, from $35.6 million reported in the previous quarter and down $20.3 million, or 34%, from $60.6 million reported for the same period last year.

GAAP net loss for the first quarter of fiscal 2013 was $13.7 million, or ($0.42) per diluted share.  This compares to GAAP net loss of $18.8 million, or ($0.58) per diluted share, for the previous quarter and GAAP net loss of $5.7 million, or ($0.18) per diluted share, in the same period last year.

Non-GAAP net loss for the first quarter of fiscal 2013 was $8.5 million, or ($0.26) per diluted share.  This compares to non-GAAP net loss of $14.0 million, or ($0.43) per diluted share, for the previous quarter and non-GAAP net income of $2.3 million, or $0.07 per diluted share, during the same period one year ago.  Non-GAAP adjustments for the first quarter consisted primarily of $1.9 million in amortization expense for acquired intangibles related to acquisitions, $2.8 million in non-cash stock-based compensation expenses and $0.5 million in expenses associated with our acquisition of Trident’s DTV business.  The reconciliation between GAAP and non-GAAP net income (loss) for all referenced periods is provided in a table immediately following the GAAP financial tables below.

At the end of our first fiscal quarter of 2013, cash, cash equivalents, restricted cash and marketable securities totaled $141 million, or $4.28 per share outstanding, a decrease of $9.2 million, or $0.32 per share outstanding compared to the beginning of the fiscal year.  This decrease was primarily due to the operating loss.

Management Comment

“We are pleased to report $40.3 million in revenue for the first quarter, in line with the upper end of our previous guidance,” said Thinh Tran, CEO of Sigma Designs.  “Though our current revenue continues to be impacted by product transitions, we are gaining new traction that has begun to fuel our growth.  This quarter witnessed increased strength in our home connectivity products, largely due to emerging deployments in Latin America and extended deployments in North America.  We are also gaining additional traction in the IPTV space with design wins that we expect to begin to deploy later this year.  Our aggressively positioned new generation media processors provide us with cost and performance advantages that should result in higher overall unit volumes as we penetrate and deploy to a widening set of accounts over the course of this year.  Another area of increased traction is in Z-Wave, where our design wins put us on-track for a record year of revenue for this product line.  Our confidence in our long-term strategy drives us to continue investing in new technologies that we believe will enable Sigma to become the leading connected media platform company.”

Recent Highlight

•
We completed the asset purchase of Trident Microsystems’ Digital Television (DTV) Business.  The acquisition includes Trident’s complete digital TV product portfolio, including its digital TV SoC (system-on-chip), frame-rate-conversion (FRC), and extensive SmartTV software suite, as well as some legacy analog TV products.  This transaction provides us access to key technologies, strategic customers and a team of employees with valuable experience in this strategic product space.

Investor Conference Call

The conference call relating to Sigma’s first quarter fiscal 2013 results will take place following this announcement at 5:00 PM ET today, May 23, 2012.  Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR or www.earnings.com.  Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 10 minutes early to register and download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/IR or www.earnings.com.  The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income, which excludes amortization of acquired intangibles and developed technologies, stock-based compensation, the mark-up on purchased inventory sold during the period and acquisition-related expenses.  Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports.  As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis.  The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures.  For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates.  Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities.  Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about Sigma’s new traction in the market that has begun to fuel Sigma’s growth, traction in the IPTV space with design wins that Sigma expects will begin to deploy later this year, the expectation that Sigma’s product features and cost advantages should result in higher overall unit volumes as Sigma penetrates and deploys to a widening set of accounts over the course of the year, Sigma being on track for a record year of revenue for its Z-Wave product line and Sigma’s continued investment in new technologies that it believes will enable Sigma to become the leading connected media platform company.  Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the first quarter of fiscal 2013 are different than the results set forth in this press release, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the IPTV, connected home technologies, connected media player and prosumer and industrial audio/video markets in general, Sigma’s integration of the assets and employees related to the TV business it recently acquired from Trident Microsystems, Inc., the ramp in demand from Sigma’s set-top box, television and telecommunication customers, Sigma’s ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of Sigma’s SoCs to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks detailed from time to time in Sigma’s SEC reports, including Sigma’s annual report on Form 10-K as filed with the SEC on March 29, 2012.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.
Sigma Designs, Inc. (NASDAQ: SIGM) is a leader in connected media platforms.  The company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading IPTV set-top boxes, connected televisions, connected media players, residential gateways, home control systems and more.  For more information about Sigma Designs, please visit www.sigmadesigns.com.

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SIGMA DESIGNS, INC.
PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(GAAP)
(In thousands)

	April 28,	January 28,
	2012	2012
Assets

Current Assets:
Cash and cash equivalents	$79,050	$44,283
Short-term marketable securities	7,329	42,134
Restricted cash	1,769	1,769
Accounts receivable, net	23,575	21,180
Inventories	18,611	22,037
Deferred tax assets	4,831	4,832
Prepaid expenses and other current assets	7,353	7,234
Total current assets	142,518	143,469

Long-term marketable securities	52,825	62,022
Software, equipment and leasehold improvements, net	18,153	35,913
Intangible assets, net	43,577	29,352
Deferred tax assets, net of current portion	16,598	16,595
Long-term investments	6,444	6,443
Other non-current assets	3,246	3,430

Total assets	$283,361	$297,224

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$7,764	$8,438
Accrued liabilities	21,512	24,081
Total current liabilities	29,276	32,519

Other long-term liabilities	16,093	16,230
Total liabilities	45,369	48,749

Shareholders’ equity	237,992	248,475

Total liabilities and shareholders' equity	$283,361	$297,224

SIGMA DESIGNS, INC.
PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended
	April 28, 2012	January 28, 2012	April 30, 2011
Net revenue	$40,258	$35,566	$60,632

Cost of revenue	19,163	18,978	30,840
Gross profit	21,095	16,588	29,792
Gross margin percent	52.4%	46.6%	49.1%

Operating expenses:
Research and development	21,789	21,483	21,596
Sales and marketing	6,888	8,992	8,501
General and administrative	6,379	5,369	5,435
Total operating expenses	35,056	35,844	35,532

Loss from operations	(13,961)	(19,256)	(5,740)
Interest and other income, net	491	609	819

Loss before income taxes	(13,470)	(18,647)	(4,921)
Provision for income taxes	232	191	749

Net loss	$(13,702)	$(18,838)	$(5,670)

Net loss per share:
Basic	$(0.42)	$(0.58)	$(0.18)
Diluted	$(0.42)	$(0.58)	$(0.18)

Shares used in computing net loss per share:
Basic	32,661	32,361	31,731
Diluted	32,661	32,361	31,731

SIGMA DESIGNS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
(Unaudited)
(In thousands, except per share data)

	Three months ended
	April 28, 2012	January 28, 2012	April 30, 2011
GAAP net loss	$(13,702)	$(18,838)	$(5,670)

Items reconciling GAAP net loss to non-GAAP net income (loss):

Included in cost of revenue:
Stock-based compensation	(117)	(126)	(100)
Amortization of acquired intangibles	(1,495)	(1,495)	(2,663)
Mark-up on purchased inventory sold during the period	---	(76)	---
Total related to cost of revenue	(1,612)	(1,697)	(2,763)

Included in operating expenses:
Research and development:
Stock-based compensation	(1,463)	(1,517)	(1,532)
Amortization of acquired intangibles	(33)	(45)	(35)
Sales and marketing:
Stock-based compensation	(472)	(503)	(594)
Amortization of acquired intangibles	(361)	(372)	(2,020)
General and administrative:
Stock-based compensation	(774)	(746)	(965)
Acquisition expenses	(469)	---	(89)
Total related to operating expenses	(3,572)	(3,183)	(5,235)

Net effect of non-GAAP adjustments	(5,184)	(4,880)	(7,998)

Non-GAAP net income (loss)	$(8,518)	$(13,958)	$2,328

Non-GAAP net income (loss) per diluted share	$(0.26)	$(0.43)	$0.07